UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 12, 2009

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

On January 12, 2009, Blackhawk Capital Group BDC, Inc., a Delaware corporation ("Blackhawk") entered into a Voting Capital Interests Purchase Agreement ("Purchase Agreement") with MacroMarkets LLC, a Delaware limited liability company ("MacroMarkets").  Pursuant to the Purchase Agreement, Blackhawk purchased a five percent (5%) membership interest ("MacroMarkets Interests") in MacroMarkets for $250,000 and Craig A. Zabala, Chairman and President of Blackhawk, was appointed a non-voting board member of MacroMarkets.  The Purchase Agreement contains standard representations, warranties and indemnification provisions.  The transaction closed on January 12, 2009. Blackhawk used funds from working capital to purchase the MacroMarkets Interests.

MacroMarkets LLC is the parent company founded by Robert Shiller, Sam Masucci and Allan Weiss in 2002 to develop financial products and new risk management tools on assets that are difficult to own and hedge. Macro Financial, a FINRA member broker dealer, is a subsidiary of MacroMarkets that provides sales and marketing support for Macro Securities Depositor, Macro Inflation Depositor and Macro Housing Depositor, which use a proprietary product structures to deliver performance on commodities, inflation and real estate.

MacroMarkets holds patents for MacroShares®, an exchange-traded product family whose unique structure can be applied to asset classes that can be reliably indexed.  MacroMarkets was a key catalyst in launching the U.S. house price futures and options markets on the Chicago Mercantile Exchange (CME) in 2006, and with their partners at Fiserv Inc. and Standard & Poors, in establishing the S&P/Case-Shiller Home Price Indices as the globally recognized benchmark for U.S. home prices.  Robert Shiller and Chip Case co-founded Case-Shiller Home Price Indexes based on the fundamental designs of the S&P 500 equity index.

Sam Masucci, the CEO of MacroMarkets, and Robert Shiller, the Chief Economist of MacroMarkets, are currently working on additional products in the real estate market.

Section 2    Financial Information
Item 2.01    Completion of Acquisition or Disposition of Assets

(a) (b) (c) (d)  Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes Blackhawk's acquisition of the MacroMarkets Interests.

(e)           Not applicable.

(f)           As a result of the purchase of the MacroMarkets Interests, Blackhawk is no longer a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Reference is made to Blackhawk's Form 10-K for the fiscal year ended December 31, 2007 and to its Form 10-Qs for the fiscal quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, all on file with the Commission and which are incorporated hereby reference, in response to the information required by this Item 2.01(f).

Section 5    Corporate Governance and Management
Item 5.06    Change in Shell Company Status

As a result of Blackhawk's acquisition of the MacroMarkets Interests as described in Item 1.01 above, Blackhawk is no longer a "shell company" as that term is defined in Rule 12b-2 under the Exchange Act.  Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes Blackhawk's acquisition of the MacroMarkets Interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2009	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer